UNITED STATES

SECURITIES AND EXCHANGE COMMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2020

Red River Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-38888	72-1412058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1412 Centre Court Drive, Suite 402 Alexandria, Louisiana		71301
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (318) 561-5028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 8.01	Other Events.

On February 27, 2020, the board of directors of Red River Bancshares, Inc. declared a cash dividend in an amount equal to $0.06 per common share. The cash dividend is payable on March 26, 2020, to shareholders of record as of the close of business on March 16, 2020. A copy of the press release announcing the cash dividend is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On February 27, 2020, Red River Bancshares, Inc. distributed a letter to its shareholders containing information about the first quarter cash dividend. A copy of the letter to shareholders is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Red River Bancshares, Inc., dated February 27, 2020

99.2	Letter to Shareholders of Red River Bancshares, Inc., dated February 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 27, 2020

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel and Corporate Secretary